Exhibit 99.1

NEWS RELEASE

2300 Orchard Parkway

San Jose, CA 95131-1017

Tel: (408) 433-0910

Fax: (408) 428-7998

Contacts:
Bill Slater	Maria Riley
Chief Financial Officer	Stapleton Communications Inc.
(408) 428-7801	(650) 470-0200
bslater@symmetricom.com	maria@stapleton.com

Symmetricom Reports Second Quarter FY2006 Results

SAN JOSE, Calif. — Jan. 26, 2006 — Symmetricom, Inc. (NASDAQ:SYMM), a leading worldwide supplier of network synchronization and timing solutions, today reported results for its fiscal second quarter ended Dec. 31, 2005.

Fiscal second quarter revenue was $47.9 million, an increase of $3.6 million, or 8.2 percent, from prior quarter revenue of $44.3 million, and a decrease of $0.1 million, or 0.1 percent, from the year ago quarter revenue of $48.0 million.  For the six-month period ended Dec. 31, 2005, revenue was $92.2 million, a decrease of $7.7 million, or 7.8%, from the prior year period.

Net earnings for the fiscal second quarter were $2.7 million, or $0.06 per share on a fully diluted basis, compared with $1.4 million, or $0.03 per share on a fully diluted basis, in the prior quarter, and $4.7 million, or $0.10 per share on a fully diluted basis, in the prior year period.  For the six-month period ended Dec. 31, 2005, net earnings were $4.0 million, or $0.09 per share on a fully diluted basis, compared with net earnings of $9.2 million, or $0.20 per share on a fully diluted basis, in the prior year period. The current quarter and six-month period include expenses of $0.02 and $0.04 per share respectively, on a fully diluted basis, for expenses incurred for stock based compensation following the adoption of FAS123R.

Non-GAAP net earnings for the fiscal second quarter, which excludes certain items related to non-cash compensation, amortization of acquired intangibles, integration and restructuring charges and unusual and non-recurring items, were $4.4 million, or $0.09 per share on a fully diluted basis.  This compares with non-GAAP net earnings in the prior quarter of $3.4 million, or $0.07 per share on a fully diluted basis, and non-GAAP net earnings of $5.0 million, or $0.11 per share on a fully diluted basis, in the prior year period.  For the six-month period ended Dec. 31, 2005, non-GAAP net earnings were $7.7 million, or $0.16 per share on a fully diluted basis, compared with $10.6 million, or $0.23 per share on a fully diluted basis for the prior year.

Telecom Solutions Division revenue for the quarter was $30.6 million, an increase of $0.7 million, or 2.5 percent, from the prior quarter revenue of $29.8 million, and a decrease of $1.9 million, or 5.8 percent, from the year ago quarter revenue of $32.4 million.  Telecom Solutions Division revenue for the six-month period ended December 31, 2005 was $60.4 million, a decrease of $10.2 million, or 14.5 percent from the prior year period.

Timing, Test & Measurement Division revenue for the quarter was $17.4 million, an increase of $2.9 million, or 20.2 percent from the prior quarter revenue of $14.4 million, and an increase of $1.8 million, or 11.7 percent, from the year ago quarter revenue of $15.5 million.  Timing, Test & Measurement Division revenue for the six-month period ended Dec. 31, 2005 was $31.8 million, an increase of $2.5 million, or 8.4 percent from the prior year period.

“The support for the upgrade cycle continues to build,” said Thomas Steipp president and CEO of Symmetricom. “We received an initial order from AT&T to replace legacy equipment at 12 central offices and signed an agreement to replace virtually all of its legacy cesium primary reference sources over the next two years,” continued Mr. Steipp.  “We also made progress with our other customers, helping them develop and execute their modernization plans.  At this point, we have seen some level of activity, although modest, from most of the service providers in the United States and we believe that the overall level of upgrade activity will steadily rise.”

Additional Second Quarter Highlights

•                  Received several contract awards in our Timing, Test & Measurement Division for work on military communication satellites and secure mobile communications

•                  Introduced new precision timing products for military applications, including the Symmetricom 8130A, a low phase noise rubidium oscillator, and the 9633 accelerometer compensated OCXO, a low g sensitivity military crystal oscillator used in navigation, radar and secure communications

•                  Announced successful interoperability testing with modular CMTS products from Big Band Networks

•                  Continued to expand international market presence with competitive wins in the C.I.S. and other parts of Asia.

Outlook for Q3 FY06

Symmetricom expects third quarter FY06 revenue to be between $48 million and $53 million.  The company expects GAAP earnings to be between $0.04 and $0.08 per share, on a fully diluted basis, and non-GAAP earnings to be between $0.07 and $0.12 per share, on a fully diluted basis.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, January 26 at 1:30 p.m. Pacific Time.  Those wishing to join should dial 210-234-0002, passcode “Symmetricom.”  Please reference the conference leader: Thomas Steipp.  A live webcast of the conference call will also be available via the company’s website at www.symmetricom.com or www.vcall.com.  A replay of the call will be available through Feb. 10, 2006.  To access the replay, please dial 203-369-0170.

About Symmetricom Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world, including communications service providers, U.S. Department of Defense (DOD), aerospace contractors, enterprises, governments and research facilities. Since 1985, the company’s timing, frequency and synchronization solutions have helped define the world’s standards, delivering precision, reliability and efficiency to wireless and wireline networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, products include atomic clocks, cesium and rubidium standards, time synchronization solutions, VME, PCI cards and Global Positioning System (GPS) solutions for instrumentation applications, as well as network time servers for Network Time Protocol (NTP) synchronization.  In 2002, Symmetricom acquired TrueTime and Datum, strengthening its leading position in the world time and frequency markets. Symmetricom is based in San Jose, Calif., with offices worldwide. For more information, visit www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the non-GAAP Statements of Operations, Symmetricom excludes certain items related to non-cash compensation, amortization of acquired intangibles, integration and restructuring charges and unusual and non-recurring items. Symmetricom believes that excluding such items provides investors and management with a representation of the company’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Symmetricom’s operating performance.  Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for data prepared in accordance with GAAP.  A reconciliation of the non-GAAP results to the GAAP results is provided in the “Consolidated Statements of Operations (non-GAAP)” schedule provided in the press release.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning estimates of future revenue and earnings, changes in anticipated customer demand to replace legacy products, as well as the information regarding the usefulness of the non-GAAP financial information.  Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to negotiate contracts with our customers, our ability to maintain gross margins, timing of orders, cancellation or delay of customer orders, loss of customers, difficulties in manufacturing products to specification or customer volume requirements, challenges in integrating businesses,  customer acceptance of new products,  geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended June 30, 2005, subsequent Form 10-Q and Form 8K’s.

Note: Financial schedules attached.

SYMMETRICOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Six months ended December 31,
	2005	2004	2005	2004

Net revenue	$47,909	$47,964	$92,176	$99,922
Cost of products and services	25,019	24,115	47,654	51,764
Amortization of purchased technology	960	970	2,075	1,961
Integration and restructuring charges	217	—	343	—
Gross Profit	21,713	22,879	42,104	46,197
Gross Margin	45.3%	47.7%	45.7%	46.2%
Operating Expenses:
Research and development	4,578	3,804	8,853	7,933
Selling, general and administrative	13,882	12,559	28,339	25,738
Amortization of intangibles	119	142	287	309
Operating income	3,134	6,374	4,625	12,217
Interest income	1,756	222	3,311	367
Interest expense	(1,253)	(131)	(2,491)	(265)
Earnings before income taxes	3,637	6,465	5,445	12,319
Income tax provision	982	1,882	1,417	3,251
Net earnings from continuing operations	2,655	4,583	4,028	9,068
Gain from discontinued operations, net of tax	—	162	—	162
Net earnings	$2,655	$4,745	$4,028	$9,230

Earnings per share - basic:
Earnings from continuing operations	$0.06	$0.10	$0.09	$0.20
Gain from discontinued operations	—	—	—	—
Net earnings	$0.06	$0.10	$0.09	$0.20
Weighted average shares outstanding - basic	46,092	45,344	46,130	45,059

Earnings per share - diluted:
Earnings from continuing operations	$0.06	$0.10	$0.09	$0.20
Gain from discontinued operations	—	—	—	—
Net earnings	$0.06	$0.10	$0.09	$0.20
Weighted average shares outstanding - diluted	46,884	46,815	47,044	46,500

SYMMETRICOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (non-GAAP)

(In thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Six months ended December 31,
	2005	2004	2005	2004

Net revenue	$47,909	$47,964	$92,176	$99,922
Cost of products and services	24,888	24,090	47,370	51,712
Gross Profit	23,021	23,874	44,806	48,210
Gross Margin	48.1%	49.8%	48.6%	48.2%
Operating Expenses:
Research and development	4,465	3,804	8,619	7,933
Selling, general and administrative	13,071	13,003	26,509	25,890
Amortization of intangibles	17	53	87	131
Operating income	5,468	7,014	9,591	14,256
Interest income	1,756	222	3,311	367
Interest expense	(1,253)	(131)	(2,491)	(265)
Earnings before income taxes	5,971	7,105	10,411	14,358
Income tax provision	1,612	2,068	2,708	3,789
Net earnings	$4,359	$5,037	$7,703	$10,569

Earnings per share - basic:
Net earnings	$0.09	$0.11	$0.17	$0.23
Weighted average shares outstanding - basic	46,092	45,344	46,130	45,059

Earnings per share - diluted:
Net earnings	$0.09	$0.11	$0.16	$0.23
Weighted average shares outstanding - diluted	46,884	46,815	47,044	46,500

Notes to Consolidated Statements of Operations (000’s) Three Months ended December 31

(a)               The above non-GAAP Statements of Operations exclude the effects of the following:

•                  For the three months ended December 31, 2005, the amortization of purchased technology related to the acquisitions of Datum, TrueTime, Telmax, HP Communications Synchronization Business and Agilent Technologies’ Frequency and Timing Standards product line, which amounted to $960;

•                  For the three months ended December 31, 2004, the amortization of purchased technology related to the acquisitions of Datum, TrueTime, Telmax, and HP Communications Synchronization Business, which amounted to $970;

•                  For the three months ended December 31, 2005, stock based compensation expense of $1,055 after adopting FAS123R;

•                  For the three months ended December 31, 2004, stock based compensation expense of $309 prior to adopting FAS123R;

•                  For the three months ended December 31, 2005, integration and restructuring charges related to the acquisition of Agilent Technologies’ Frequency and Timing Standards product line of $217;

•                  For the three months ended December 31, 2005, amortization of other intangibles related to the Datum, TrueTime and Agilent Technologies’ Frequency and Timing Standards product line acquisitions of $102 (from operating expenses); and

•                  For the three months ended December 31, 2004, amortization of other intangibles related to the Datum, and TrueTime acquisitions of $89 (from operating expenses).

(b)              The above non-GAAP Statements of Operations assume a quarterly effective income tax rate of 27.0% and 29.1% for the three months ended December 31, 2005, and 2004, respectively.

Notes to Consolidated Statements of Operations (000’s) Three Months ended December 31

(c)               The above non-GAAP Statements of Operations exclude the effects of the following:

•                  For the six months ended December 31, 2005, the amortization of purchased technology related to the acquisitions of Datum, TrueTime, Telmax, HP Communications Synchronization Business and Agilent Technologies’ Frequency and Timing Standards product line, which amounted to $2,075;

•                  For the six months ended December 31, 2004, the amortization of purchased technology related to the acquisitions of Datum, TrueTime, Telmax, and HP Communications Synchronization Business, which amounted to $1,961;

•                  For the six months ended December 31, 2005, stock based compensation expense of $2,348 after adopting FAS123R;

•                  For the six months ended December 31, 2004, stock based compensation expense of $628 prior to adopting FAS123R;

•                  For the six months ended December 31, 2005, integration and restructuring charges related to the acquisition of Agilent Technologies’ Frequency and Timing Standards product line of $343;

•                  For the six months ended December 31, 2005, amortization of other intangibles related to the Datum, TrueTime and Agilent Technologies’ Frequency and Timing Standards product line acquisitions of $200 (from operating expenses); and

•                  For the six months ended December 31, 2004, amortization of other intangibles related to the Datum, and TrueTime acquisitions of $178 (from operating expenses).

(d)              The above non-GAAP Statements of Operations assume a quarterly effective income tax rate of 26.0% and 26.4% for the six months ended December 31, 2005, and 2004, respectively.

SYMMETRICOM, INC.

Impact of Non-GAAP Adjustments on Net Income

(In thousands, except per share amounts)

(unaudited)

	Three months ended December 31, 2005
	GAAP	Adjustments		Non-GAAP

Net revenue	$47,909	$—		$47,909
Cost of products and services	25,019	(131	)(a)	24,888
Amortization of purchased technology	960	(960	)(b)	—
Integration and restructuring charges	217	(217	)(c)	—
Gross Profit	21,713	1,308		23,021
Operating Expenses:
Research and development	4,578	(113	)(a)	4,465
Selling, general and administrative	13,882	(811	)(a)	13,071
Amortization of intangibles	119	(102	)(b)	17
Operating income	3,134	2,334		5,468
Interest income	1,756	—		1,756
Interest expense	(1,253)	—		(1,253)
Earnings before income taxes	3,637	2,334		5,971
Income tax provision	982	630	(d)	1,612
Net earnings	$2,655	$1,704		$4,359

Earnings per share - basic:
Net earnings	$0.06	$0.03		$0.09
Weighted average shares outstanding - basic	46,092	46,092		46,092

Earnings per share - basic:
Net earnings	$0.06	$0.03		$0.09
Weighted average shares outstanding - diluted	46,884	46,884		46,884

(a)                                  The adjustment represents FAS123R adoption:

Cost of products and services	$131
Research and development	113
Selling, general and administrative	811
Total stock based compensation	$1,055

(b)                                 The adjustment represents the amortization of purchased technology related to acquisitions of Datum, TrueTime, Telmax, HP Communications and Synchronization Business, and the Agilent Technologies’ Frequency and Timing Standards product line.

(c)                                  The adjustment represents integration and restructuring charges related primarily to the Agilent Technologies’  Frequency and Timing Standards product line.

(d)                                 This adjustment is the tax impact of the above adjustments using the fiscal 2006 quarterly effective tax rate of 27%.

SYMMETRICOM, INC.

Impact of Non-GAAP Adjustments on Net Income

(In thousands, except per share amounts)

(unaudited)

	Six months ended December 31, 2005
	GAAP	Adjustments		Non-GAAP

Net revenue	$92,176	$—		$92,176
Cost of products and services	47,654	(284	)(a)	47,370
Amortization of purchased technology	2,075	(2,075	)(b)	—
Integration and restructuring charges	343	(343	)(c)	—
Gross Profit	42,104	2,702		44,806
Operating Expenses:
Research and development	8,853	(234	)(a)	8,619
Selling, general and administrative	28,339	(1,830	)(a)	26,509
Amortization of intangibles	287	(200	)(b)	87
Operating income	4,625	4,966		9,591
Interest income	3,311	—		3,311
Interest expense	(2,491)	—		(2,491)
Earnings before income taxes	5,445	4,966		10,411
Income tax benefit	1,417	1,291	(d)	2,708
Net earnings	$4,028	$3,675		$7,703

Earnings per share - basic:
Net earnings	$0.09	$0.08		$0.17
Weighted average shares outstanding - basic	46,130	46,130		46,130

Earnings per share - diluted:
Net earnings	$0.09	$0.07		$0.16
Weighted average shares outstanding - diluted	47,044	47,044		47,044

(a)                                  The adjustment represents FAS123R adoption:

Cost of products and services	$284
Research and development	234
Selling, general and administrative	1,830
Total stock based compensation	$2,348

(b)                                 The adjustment represents the amortization of purchased technology related to acquisitions of Datum, TrueTime, Telmax, HP Communications and Synchronization Business, and the Agilent Technologies’ Frequency and Timing Standards product line.

(c)                                  The adjustment represents integration and restructuring charges related primarily to the Agilent Technologies’ Frequency and Timing Standards product line.

(d)                                 This adjustment is the tax impact of the above adjustments using the fiscal 2006 year to date effective tax rate of 26%.

SYMMETRICOM, INC.

Impact of Non-GAAP Adjustments on Net Income

(In thousands, except per share amounts)

(unaudited)

	Three months ended December 31, 2004
	GAAP	Adjustments		Non-GAAP

Net revenue	$47,964	$—		$47,964
Cost of products and services	24,115	(25	)(a)	24,090
Amortization of purchased technology	970	(970	)(b)	—
Gross Profit	22,879	995		23,874
Operating Expenses:
Research and development	3,804	—		3,804
Selling, general and administrative	12,559	444	(c)	13,003
Amortization of intangibles	142	(89	)(d)	53
Operating income	6,374	640		7,014
Interest income	222	—		222
Interest expense	(131)	—		(131)
Earnings before income taxes	6,465	640		7,105
Income tax provision	1,882	186	(e)	2,068
Net earnings from continuing operations	4,583	454		5,037
Gain from discontinued operations, net of tax	162	(162	)(f)	—
Net earnings	$4,745	$292		$5,037

Earnings per share - basic:
Net earnings	$0.10	$0.01		$0.11
Weighted average shares outstanding - basic	45,344	45,344		45,344

Earnings per share - diluted:
Net earnings	$0.10	$0.01		$0.11
Weighted average shares outstanding - diluted	46,815	46,815		46,815

(a)                                  The adjustment represents the amortization of stock based compensation included in cost of goods.

(b)                                 The adjustment represents the amortization of purchased technology related to acquisitions of Datum, TrueTime, Telmax and the HP Communications and Synchronization Business.

(c)                                  The adjustment is net of an expense of ($284) for stock based compensation, an expense reduction of $360 for bad debts due to the collection of old Datum receivables that were fully reserved and an expense reduction of $368 due to an adjustment for a reserve for a payment for a bankruptcy payment.

(d)                                 The adjustment represents the amortization of other intangibles related to acquisition of Datum, TrueTime, Net Monitor and the HP Communications and Synchronization Business.

(e)                                  This adjustment is the tax impact of the above adjustments using the fiscal 2005 quarterly effective tax rate of 29.1%.

(f)                                    Eliminate the impact of discontinued operations.

SYMMETRICOM, INC.

Impact of Non-GAAP Adjustments on Net Income

(In thousands, except per share amounts)

(unaudited)

	Six months ended December 31, 2004
	GAAP	Adjustments		Non-GAAP

Net revenue	$99,922	$—		$99,922
Cost of products and services	51,764	(52	)(a)	51,712
Amortization of purchased technology	1,961	(1,961	)(b)	—
Gross Profit	46,197	2,013		48,210
Operating Expenses:
Research and development	7,933	—		7,933
Selling, general and administrative	25,738	152	(c)	25,890
Amortization of intangibles	309	(178	)(d)	131
Operating income	12,217	2,039		14,256
Interest income	367	—		367
Interest expense	(265)	—		(265)
Earnings before income taxes	12,319	2,039		14,358
Income tax provision	3,251	538	(e)	3,789
Net earnings from continuing operations	9,068	1,501		10,569
Gain from discontinued operations, net of tax	162	(162	)(f)	—
Net earnings	$9,230	$1,339		$10,569

Earnings per share - basic:
Net earnings	$0.20	$0.03		$0.23
Weighted average shares outstanding - basic	45,059	45,059		45,059

Earnings per share - diluted:
Net earnings	$0.20	$0.03		$0.23
Weighted average shares outstanding - diluted	46,500	46,500		46,500

(a)                                  The adjustment represents the amortization of stock based compensation.

(b)                                 The adjustment represents the amortization of purchased technology related to acquisitions of Datum, TrueTime, Telmax and the HP Communications and Synchronization Business.

(c)                                  The adjustment is net of an expense of ($576) for stock based compensation, an expense reduction of $360 for bad debts due to the collection of old Datum receivables that were fully reserved and an expense reduction of $368 due to an adjustment for a reserve for a repayment of a collected receivable to a bankrupt customer.

(d)                                 The adjustment represents the amortization of other intangibles related to acquisition of Datum, TrueTime, Net Monitor and the HP Communications and Synchronization Business.

(e)                                  This adjustment is the tax impact of the above adjustments using the fiscal 2005 year to date effective tax rate of 26.4%.

(f)                                    Eliminate the impact of discontinued operations.

SYMMETRICOM, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	December 31, 2005	June 30, 2005

ASSETS
Current assets:
Cash and cash equivalents	$120,272	$105,635
Short-term investments	66,996	89,514
Accounts receivable, net	29,126	29,049
Inventories, net	27,937	26,698
Prepaids and other current assets	10,986	10,827
Total current assets	255,317	261,723
Property, plant and equipment, net	24,156	23,063
Goodwill, net	52,862	49,248
Other intangible assets, net	11,176	10,272
Deferred taxes and other assets	47,347	47,365
Note receivable from employee	500	500
Total assets	$391,358	$392,171

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,443	$12,684
Accrued compensation	9,703	9,062
Accrued warranty	3,284	3,338
Other accrued liabilities	12,460	12,416
Current maturities of long-term obligations	1,196	1,110
Total current liabilities	36,086	38,610
Long-term obligations	126,258	126,967
Deferred income taxes	419	419
Total liabilities	162,763	165,996
Stockholders’ equity:
Common stock	181,673	184,292
Additional paid-in capital	2,032	—
Accumulated other comprehensive income	223	100
Deferred stock-based compensation	(1,144)	—
Retained earnings	45,811	41,783
Total stockholders’ equity	228,595	226,175
Total liabilities and stockholders’ equity	$391,358	$392,171